LEASE EXTENSION

This Lease Extension with attachments dated May 11, 2006 hereby modifies a Lease dated July 21, 2003 by and between:

116 CORPORATE BOULEVARD LLC

275 NORTH FRANKLIN TURNPIKE

RAMSEY, NEW JERSEY 07446

(Landlord) and;

ION NETWORKS INC.

For a premises in the Business Center know as:

116 CORPORATE BOULEVARD

SOUTH PLAINFIELD, NJ

    WHEREAS, “The Lease” term is due to expire on July 31, 2006.

WEHERAS, Landlord and Tenant desire to extend the Lease term for an additional five (5) years.

NOW THEREFORE, Landlord and Tenant hereby agree as follows:

1.

The term of the Lease is extended to July 31, 2011.

2.

The rental payments due will be as follows:

         YEAR                                 BASE RENT                              BASE RENT

                                                      ANUALLY                                MONTHLY

08/01/06-07/31/07

$55,980.00

$4,665.00

08/01/07-07/31/08

$57,780.00

$4,815.00

08/01/08-07/31/09

$59,250.00

$4,960.00*

08/01/09-07/31/10

$61,260.00

$5,105.00

08/01/10-07/31/11

$63,000.00

$5,250.00

*Tenant will have an Option to Terminate the Lease effective July 31, 2009 with a minimum of six (6) months written notice to Landlord.

Landlord agrees to perform work pursuant to the attached work letter and drawings. In the event the Termination Option is exercised, Tenant will reimburse 116 Corporate Boulevard LLC 40% of the total cost of such work.

In the event of any conflict between this Lease Extension and the Lease, this Lease Extension shall prevail.

All other terms and conditions of the Lease shall remain in full force and effect.

WITNESS:

116 CORPORATE BOULEVARD LLC

/s/O.Reoler_______

/s/Bradley Coleman

WITNESS:

ION NETWORKS INC.

/s/Donna Quinones

/s/Patrick E. Delaney

Ion
Corporate Blvd.

	Phase I -
	Build conference room, divide 2 offices to 4, install ceiling, lights, paint
	desc	qty	unit	unit cost	cost
	Frame & rock	6	md	$ 250.00	$ 1,800.00
	Gyp material	1	ls	$1,500.00	$ 1,800.00
	Tape and finish	3	md	$ 250.00	$ 900.00
	Clean up	1	md	$ 250.00	$ 300.00
	Doors and hardware	3	ea	$ 350.00	$ 1,260.00
	Finish Carp - labor	1	md	$ 300.00	$ 360.00
	Ceiling work (new and rework)	3	md	$ 350.00	$ 1,260.00
	Ceiling material	300	sf	$ 3.00	$ 900.00
	Clean up	0.5	md	$ 250.00	$ 150.00
	Fire sprinkler	4	md	$ 650.00	$ 3,120.00
	Electrical work	4	md	$ 675.00	$ 3,240.00
	Electrical materials	1	ls	$ 300.00	$ 360.00
	Paint	3	md	$ 250.00	$ 900.00
	Misc labor	2	md	$ 250.00	$ 600.00
	Misc materials	1	ls	$ 500.00	$ 600.00
	fuel, phone, misc expences	1	ls	$ 650.00	$ 780.00
	Dumpster	1	ea	$ 750.00	$ 900.00
	Phase I total				$19,230.00

	Phase II -
	Demo interiro bull pen area, move furniture in and out, repair / rebuild ceilings
	desc	qty	unit	unit cost	cost
	Demo interiro bull pen area	8	md	$ 250.00	$ 2,400.00
	Elec demo / diconnects	2	md	$ 675.00	$ 1,620.00
	Ceiling work material	1	ls	$ 750.00	$ 900.00
	Ceiling work labor	4	md	$ 250.00	$ 1,200.00
	Clean up	1	md	$ 250.00	$ 300.00
	Drywall patch, tape & finish	3	md	$ 250.00	$ 900.00
	Paint	3	md	$ 250.00	$ 900.00
	Furniture moving	3	md	$ 250.00	$ 900.00
	Phone, data, add electric outlets	2	md	$ 675.00	$ 1,620.00
	Electrical materials	1	ls	$ 250.00	$ 300.00
	fuel, phone, misc expences	1	ls	$ 550.00	$ 660.00
	Phase II total				$11,700.00

	Phase III -
	Carpet & base
	desc	qty	unit	unit cost	cost
	Carpet demo	388	sy	$ 1.00	$ 466.00
	Carpet & base	388	sy	$ 12.00	$ 5,587.00
	Punch List	1	md	$ 300.00	$ 360.00
	Phase III total				$ 5,947.00

	Phase I + II + III total				$36,877.00

EXHIBIT C

WORKLETTER

ION NETWORKS

116 CORPORATE BLVD, South Plainfield, NJ

Landlord agrees to modify the existing Premises as necessary to reconfigure the space in accordance with the approved Tenant Plan (attached as Exhibit ___). Modifications to existing space should include only the following work:

1)

Selective demolition of existing walls, acoustic ceilings and floor coverings as required as per the approved Tenant Plan.

2)

Repair and modify the existing acoustic ceiling.

3)

Construct metal stud and drywall partitions from floor to acoustic ceiling as located on the approved Tenant Plan.

4)

Drywall partition shall be finished with paint in a building standard color as approved and selected by Tenant.

5)

Doors shall be relocated or provided in accordance with the approved Tenant Plan.

6)

Partitions shall be fitted with one (1) electric receptacle for each new wall.

7)

All existing network, phone and data wiring shall be terminated by the Tenant in all walls prior to commencement of demolition work by Landlord.

8)

All new network, phone and data wiring shall be installed by Tenant.

9)

Existing rooftop HVAC equipment shall be serviced and repaired to good working order.

10)

Existing ductwork and controls shall be modified to distribute air to all newly created offices and areas. Air balancing shall be performed to best suit the newly configured space.

11)

Repairs and service to existing suspended air handlers within the warehouse type space are beyond the scope of this work letter.

12)

Fire sprinkler work shall be performed as required by building code.

13)

Work shall be preformed in three (3) phases to allow the Tenant to clear work areas of all personnel, office equipment, and furniture.

14)

New floor covering shall be installed in all areas where the demolition of partitions exposes the bare concrete slab. Carpet and base will be installed in a color as selected by Tenant from the building standard selections. Carpeting shall be installed in two phases: Phase I is the newly constructed conference room. Phase II throughout the balance of the space immediately following the completion of painting.

15)

Tenant understands that carpeting of affected areas which are in use will require the Tenant to disconnect and relocate all special equipment such as computers & furniture.